Exhibit 10.1

CREDIT AGREEMENT

$3,000,000 Credit Facility

by and among

LATIN NODE, INC., a Florida corporation,

LATIN NODE, LLC, a Florida limited liability company,

LATINODE COMMUNICATIONS CORPORATION, a Florida corporation,

NSITE SOFTWARE, LLC, a Florida limited liability company,

TROPICAL STAR COMMUNICATIONS, INC., a Florida corporation,

TS TELECOMMUNICATIONS, INC., a Florida corporation,

TOTAL SOLUTIONS TELECOM, INC., a Florida corporation,

CROSSFONE HONDURAS S.A., a Honduras corporation,

LATIN NODE EUROPE, GMBH, a German corporation,

collectively, “Borrower”

and

ELANDIA, INC.,

“Lender”

Dated as of February 5, 2007

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (this “Agreement”), dated as of February 5, 2007 (the “Effective Date”), is made by and among LATIN NODE, INC., a Florida corporation (“Latin Node”), LATIN NODE, LLC, a Florida limited liability company, LATINODE COMMUNICATIONS CORPORATION, a Florida corporation, NSITE SOFTWARE, LLC, a Florida limited liability company, TROPICAL STAR COMMUNICATIONS, INC., a Florida corporation, TS TELECOMMUNICATIONS, INC., a Florida corporation, TOTAL SOLUTIONS TELECOM, INC., a Florida corporation, CROSSFONE HONDURAS, a Honduras corporation, and LATIN NODE EUROPE, GMBH, a German corporation (together with Latin Node, jointly, severally and collectively, “Borrowers”), and ELANDIA, INC. (“Lender”).

W I T N E S S E T H

WHEREAS, the Borrowers desire to obtain a commitment from the Lender to make loans to the Borrowers;

WHEREAS, Latin Node has proposed a sale of its preferred stock representing 80% of its ownership to the Lender; and

WHEREAS, the Lender is willing to extend the commitment to the Borrowers on the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and other good and valuable consideration exchanged between the parties, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I - DEFINITIONS

Section 1.1 Definitions. In addition to terms defined elsewhere in this Agreement, the following terms have the meanings indicated which meanings shall be equally applicable to both the singular and the plural forms of such terms:

1.1.1 “Affiliate” shall mean any Person (other than a Subsidiary) which directly or indirectly through one or more intermediaries controls, or is controlled by or is under common control, with a Borrower, or 5% or more of the equity interest of which is held beneficially or of record by any of the Borrowers or a Subsidiary. The term “control” means the possession, directly of indirectly, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

1.1.2 “Agreement” means this Credit Agreement, as the same may from time to time be amended.

1.1.3 “Borrowers” has the meaning assigned to that term in the introduction to this Agreement.

1.1.4 “Borrowing” shall mean the drawing down by a Borrower of the loan from the Lender on the Borrowing Date, subject to Lender’s sole discretion as to whether to disburse.

1.1.5 “Borrowing Date” shall mean the date as of which the Borrowing is consummated.

1.1.6 “Business Day” shall mean a day on which commercial banks are open for business in the state of Florida.

1.1.7 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations and published interpretations thereof.

1.1.8 “Commission” shall mean the Securities and Exchange Commission.

1.1.9 “Default” means any event which, with the lapse of time, the giving of notice, or both, would become an Event of Default.

1.1.10 “Default Rate” shall mean 24% per annum.

1.1.11 “Director” shall mean any member of the Board of Directors of Latin Node.

1.1.12 “Effective Date” means the date all parties hereto have executed this Agreement and the Loan Documents and Borrower has complied with all conditions precedent thereto.

1.1.13 “Entity Authorizations” shall mean

(i) If any Borrower is a corporation, certified copies of such Borrower’s articles of incorporation and bylaws and current certificates of good standing and certified resolutions or authorizations as may be required to establish the power and authority of each Borrower to execute, deliver and perform its respective obligations under, as the case may be, the Loan Documents.

(ii) If any Borrower is a limited liability company, certified copies of such Borrower’s articles of organization and operating agreement and current certificates of good standing and certified resolutions or authorizations as may be required to establish the power and authority of each Borrower to execute, deliver and perform its respective obligations under, as the case may be, the Loan Documents.

1.1.14 “Event of Default” has the meaning assigned to that term in Section 7.1 hereof.

1.1.15 “Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended.

1.1.16 “Governmental Authority” shall mean any court, board, agency, commission, office or authority of any nature whatsoever or any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or here-after in existence.

1.1.17 “Indebtedness” of any Person shall mean (i) all indebtedness or liability for borrowed money or for the deferred purchase price of any property (including accounts payable to trade creditors under customary trade credit terms) or services for which the Person is liable as principal, (ii) all indebtedness (excluding unaccrued finance charges) secured by a Lien on property owned or being purchased by the Person, whether or not such indebtedness shall have been assumed by the Person, (iii) any arrangement (commonly described as a sale-and-leaseback transaction) with any financial institution or other lender or investor providing for the leasing to the Person of property which at the time has been or is to be sold or transferred by the Person to the lender or investor, or which has been or is being acquired from another Person, and (iv) all obligations of partnerships or joint ventures in respect of which the Person is primarily or secondarily liable as a partner or joint venturer or otherwise (provided that in any event for purposes of determining the amount of the Indebtedness, the full amount of such obligations, without giving effect to the contingent liability or contributions of other participants in the partnership or joint venture, shall be included).

1.1.18 “Inventory” shall mean any and all goods, supplies, wares, merchandise, and other tangible personal property, including raw materials, work in process, supplies and components, and finished goods, whether held for sale or otherwise or to be furnished under any contract for service, and also including any products of and accessions to inventory, packing and shipping materials, and all documents of title, whether negotiable or non-negotiable, representing any of the foregoing, and the insurance proceeds from any of the foregoing.

1.1.19 “Investments” shall mean, with respect to any Person, all advances, loans or extensions of credit to any other Person, all purchases or commitments to purchase any stock, bonds, notes, debentures or other securities of any other Person, and any investment in other Persons, including partnerships or joint ventures.

1.1.20 “Lender” has the meaning assigned to that term in the introduction to this Agreement.

1.1.21 “Lien” shall mean a mortgage, pledge, lien, hypothecation, assignment, security interest or other charge or encumbrance or any segregation of assets or revenues or other preferential arrangement (whether or not constituting a security interest) with respect to any present or future assets, including fixtures, revenues or rights to the receipt of income of the Person referred to in the context in which the term is used.

1.1.22 “Loan” shall mean the aggregate principal amount advanced by the Lender as a loan or loans to the Borrowers under Article 2 and Article 6 hereof, or, where the context so requires.

1.1.23 “Loan Documents” shall mean those documents executed or submitted in connection with the Loan, including, without limitation, (i) the Note; (ii) this Agreement; (iii) the Security Agreement (iv) the Pledge Agreement, and (v) all other documents and instruments executed by any Borrower in connection with the Loan as may be required by Lender or Lender’s counsel, including those referred to in Section 6 hereof.

1.1.24 “Loan Funding Period” shall mean the period between the Effective Date and the Maturity Date.

1.1.25 “Maturity Date” shall mean March 1, 2007.

1.1.26 “Note” shall mean the Promissory Note described in Section 2.2 hereof, in the principal amount of $3,000,000 dated the initial Borrowing Date and payable to the order of the Lender, substantially in the form of Exhibit “A” attached hereto and made a part hereof, and any modifications, renewals, replacements or substitutions therefor made from time to time hereafter, and to the extent applicable.

1.1.27 “Obligations” shall mean the any and all liabilities, obligations, covenants, duties and debts, owing by any Borrower to the Lender, arising under this Agreement or any other Loan Document, including without limitation, all interest, charges, indemnities, expenses, fees, attorneys’ fees, filing fees and any other sums chargeable to the Borrowers hereunder or under any other Loan Document, or any other contractual agreement between the Lender and the Borrowers.

1.1.28 “Permitted Liens” shall mean a mortgage, pledge, lien security interest or other charge or encumbrance or any segregation of assets or revenues or other preferential arrangement (whether or not constituting a security interest) with respect to any present or future assets, including fixtures, revenues or rights to the receipt of income of the Person referred to in the context in which the term is used which are permitted to exist under this Agreement as well as the liens identified on Schedule 1.1.28 hereto.

1.1.29 “Person” shall mean any natural person, corporation, unincorporated organization, trust, joint-stock company, joint venture, association, company, partnership or government, or any agency or political subdivision of any government, or other entity of whatever nature.

1.1.30 “Pledge Agreement” shall mean that certain Pledge Agreement dated as of the date hereof, executed by Latin Node, Inc. in favor of Lender pledging its ownership interests in its Subsidiaries as security for the Loan.

1.1.31 “Securities Act” shall mean the Securities Act of 1933, as amended and the rules promulgated thereunder.

1.1.32 “Security Agreement” shall mean that certain Security Agreement dated as of the date hereof executed by Borrowers in favor of Lender.

1.1.33 “Subsidiary” shall mean any Person in which any Borrower or a Wholly-Owned Subsidiary may own, directly or indirectly, an equity interest of more than 50%, or which may effectively be controlled by any Borrower or a Wholly-Owned Subsidiary, during the term of this Agreement, as well as all Subsidiaries and other Persons from time to time included in the consolidated financial statements of the Borrowers.

1.1.34 “Wholly-Owned Subsidiary” shall mean any Subsidiary, 100% of the outstanding capital stock or equity interests of all classes of which is owned by the Borrowers and/or one or more Wholly-Owned Subsidiaries.

Section 1.2 Accounting Terms. Accounting terms not specifically defined in this Agreement shall have the meaning given to them under accounting principles and practices generally accepted in the United States, applied on a consistent basis with the financial statements referred to in Section 3.3 hereof, and shall be determined both as to classification of items and amounts in accordance therewith. All Subsidiaries shall be consolidated to the fullest extent permitted by such principles and practices, and any accounting terms, financial covenants and financial statements referred to herein shall be determined and prepared on the basis of such consolidation.

Section 1.3 Other Definitional Provisions. The words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Subsection and Exhibit references are to this Agreement unless otherwise specified.

ARTICLE II - LOAN

Section 2.1 Loan. Lender, in its sole and absolute discretion, shall loan to Latin Node $3,000,000.

Section 2.2 Note. In consideration of the Loan, the Borrowers, jointly and severally, shall execute and deliver in favor of Lender a promissory note in the form and content substantially the same as attached as Exhibit “A,” with a Maturity Date of March 1, 2007, and bearing interest on the principal amount outstanding from time to time at an annual rate of 10%, payable on the Maturity Date (the “Note”).

Section 2.3 Use of Proceeds. The Borrowers will use the net proceeds of the Loan as set forth on Schedule 2.3 hereto.

Section 2.4 Expenses. Immediately upon the execution of this Agreement, Borrowers shall pay all of Lender’s out-of-pocket costs and expenses incurred in connection with the Loan, including attorneys fees.

ARTICLE III - REPRESENTATIONS AND WARRANTIES

In order to induce the Lender to enter into this Agreement and to make the Loan provided for herein, the Borrowers make the following representations and warranties to the Lender, all of which are true and correct as of the date hereof and shall be true and correct as of the date of each draw of Loan funds, and all of which shall survive the execution and delivery of this Agreement, the Note and the other Loan Documents:

Section 3.1 Corporate Existence and Power. The Borrowers are each duly organized validly existing and in good standing under the laws of their respective jurisdictions of organization and each is duly qualified or licensed to transact business in all places where such qualification or license is necessary. Each Borrower has the power to enter into and perform this Agreement and the Loan Documents, to the extent that each has executed such documents, and this Agreement does, and the Loan Documents when duly executed and delivered for value will, constitute the legal, valid and binding obligations of the Borrowers enforceable in accordance with their respective terms.

Section 3.2 Authority. The making and performance by the Borrowers of this Agreement, the Note, the Loan Documents, and any additional documents pursuant hereto, has been duly authorized by all necessary legal action of the Borrowers, and does not and will not violate any provision of law or regulation, or any writ, order or decree of any court, governmental, regulatory authority or agency, and does not and will not, with the passage of time or the giving of notice, result in a breach of, or constitute a default or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Borrowers, pursuant to any instrument or agreement to which any Borrower is a party or by which any Borrower or its properties may be bound or affected.

Section 3.3 Financial Condition.

3.3.1 The unaudited financial statements of Latin Node for the fiscal year ending June 30, 2006 and the six months ended December 31, 2006 delivered to Lender were prepared in accordance with generally accepted accounting principles consistently applied, are complete and correct and fairly present the consolidated financial condition of Latin Node and its Subsidiaries as of that date. Other than as disclosed by those financial statements, Latin Node has no direct or contingent obligations or liabilities which would be material to the financial position of Latin Node, nor any material unrealized or anticipated losses from any commitments of Latin Node. Since the date of such financial statements, there has been no material adverse change in the business or financial condition of any Borrower.

3.3.2 After giving effect to the execution and delivery of the Loan Documents and the making of the Loan under this Agreement, no Borrower will be “insolvent,” within the meaning of such term as defined in § 101 of Title 11 of the United States Code, as amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated. No petition in bankruptcy has been filed by or against any Borrower in the last seven (7) years, and no Borrower in the last seven (7) years has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors.

Section 3.4 Intentionally omitted.

Section 3.5 Full Disclosure. The financial statements referred to in Section 3.3 do not, nor does this Agreement, nor any written statement furnished by any Borrower to the Lender in connection with the negotiation of this Agreement or the Loan, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which any Borrower has not disclosed to the Lender in writing which materially and adversely affects nor, so far as any Borrower can now foresee, is reasonably likely to prove to materially and adversely affect the business or financial condition of any Borrower or the ability of any Borrower to perform this Agreement, the Note or any other Loan Document.

Section 3.6 Litigation. Except to the extent disclosed on Schedule 3.6 attached hereto, there are no suits, actions or proceedings pending, or to the knowledge of the Borrowers, threatened before any court or by or before any governmental or regulatory authority, commission, bureau or agency or public regulatory body against or affecting any Borrower which, if adversely determined, would have a material adverse effect on the business or financial condition of any Borrower.

Section 3.7 Payment of Taxes. As of the date of execution of this Agreement, federal income tax returns of each Borrower have been filed with Internal Revenue Service or other applicable taxing authority and no deficiencies have been assessed. Each of the Borrowers has filed or caused to be filed, or has obtained extensions to file all federal, state, foreign and local tax returns which are required to be filed, and have paid or caused to be paid, or have reserved on their books amounts sufficient for the payment of, all taxes as shown on said returns or on any assessment received by them, to the extent that the taxes have become due, except as otherwise permitted by the provisions hereof. Each of the Borrowers has set up reserves which are reasonably believed by each Borrower to be adequate for the payment of said taxes for the years that have not been audited by the respective tax authorities. Each Borrower has furnished to Lender copies of its Forms 940 and 941 payroll tax returns. None of the trust fund portions of any payroll taxes payable by the Borrowers has not been timely paid as of their respective due dates and no payroll taxes of the Borrowers remains unpaid as of the date hereof.

Section 3.8 No Adverse Restrictions or Defaults. Except as disclosed in Schedule 3.8 attached hereto, no Borrower is a party to any agreement or instrument or subject to any court order or judgment, governmental decree, charter or other restriction adversely affecting its business, properties or assets, operations or condition (financial or otherwise). Except as disclosed in Schedule 3.8 attached hereto, no Borrower is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material agreement or instrument to which it is a party or by which any Borrower and their respective properties, may be bound or affected, or under any law, regulation, decree, order or the like.

Section 3.9 Compliance with Laws. All Borrowers are in compliance in all material respects with all federal, state, foreign and local laws, rules and regulations applicable to its properties, operations, business, and finances, including, without limitation, any federal or state laws relating to liquor (including 18 U.S.C. § 3617, et seq.) or narcotics (including 21 U.S.C. § 801, et seq.) and/or any commercial crimes; all Environmental Laws; and the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if applicable. No Borrower is a Sanctioned Person or has any of its assets in a Sanctioned Country or does business in or with, or derives any of its operating income from investments in or transactions with, Sanctioned Persons or Sanctioned Countries in violation of economic sanctions administered by OFAC. The proceeds from the Loan will not be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Country. “OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control. “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/sanctions/, or as otherwise published from time to time. “Sanctioned Person” means (i) a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn/, or as otherwise published from time to time, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a person resident in a Sanctioned Country to the extent subject to a sanctions program administered by OFAC.

Section 3.10 ERISA. The minimum funding standards of Section 302 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), have been met at all times with respect to all “plans” (if any) of any Borrower to which such standards apply; no Borrower has made a “partial withdrawal” or a “complete withdrawal” from any “multi-employer plan”; no “reportable event” or “prohibited transaction” has occurred with respect to any such “plan” (as all quoted terms are defined in ERISA); no Borrower has incurred any material liability to the Pension Benefit Guaranty Corporation established under ERISA in connection with any “plan.”

Section 3.11 Authorizations. All authorizations, consents, approvals and licenses required under applicable law or regulation for the ownership or operation of the property owned or operated by any Borrower or for the conduct of business in which any Borrower is engaged, have been duly issued and are in full force and effect, and none of the Borrowers are in default under any order, decree, ruling, regulation, closing agreement or other decision or instrument of any government commission, bureau or other administrative agency or public regulatory body having jurisdiction over any of the Borrowers. Except as disclosed in Schedule 3.11 attached hereto, no approval, consent or authorization of or filing or registration with any governmental commission, bureau or other regulatory authority or agency is required with respect to the execution, delivery or performance of this Agreement, the Note or any of the Loan Documents executed in connection with the making of the Loan.

Section 3.12 Title to Property. Each Borrower and each of their Subsidiaries have, respectively, good and marketable title to all property and assets, reflected in the latest financial statements referred to in Section 3.3 or purported to have been acquired by any of them subsequent to such date, except property and assets sold or otherwise disposed of subsequent to such date in the ordinary course of business. Except as disclosed in Schedule 3.12 attached hereto, all property and assets of any kind of Borrowers, and each of their subsidiaries are free from any liens except as disclosed on the financial statements provided to the Lender and referred to in Section 3.3 hereof and other matters such as easements, covenants, and restrictions that do not materially adversely affect their use or enjoyment of such property. Borrowers and each of their Subsidiaries enjoy peaceful and undisturbed possession under all of the leases under which they are operating, if any, none of which contain any provisions that will materially impair or adversely affect the operations of any Borrower, as the case may be.

Section 3.13 Indemnification by Borrowers. All of the representations and warranties of Borrowers, as set forth in this Agreement shall survive the making of this Agreement and the full repayment of the Loan; accordingly, in the event of any claims against Lender, resulting in the breach of any of the foregoing warranties and representations, each Borrower shall and hereby agrees to indemnify Lender for any such claims notwithstanding the full repayment of the Loan. Each and every requisition submitted by Borrower for funds under this Agreement shall constitute a new and independent representation and warranty to Lender with respect to all of the matters set forth in this Agreement, as of the date of such requisition.

ARTICLE IV - AFFIRMATIVE COVENANTS

The Borrowers covenant and agree that from and after the Effective Date and until payment in full of the principal of and interest on the Note, unless the Lender shall otherwise consent in writing, each Borrower will:

Section 4.1 Loan Proceeds. Use the proceeds of the Loan only for the purposes set forth in Section 2.3 and furnish the Lender with all evidence that it may reasonably require with respect to such use.

Section 4.2 Existence. Do or cause to be done all things necessary to preserve and keep in full force and affect its legal existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in each jurisdiction where qualification is necessary or desirable in view of its business operations or the ownership of its properties.

Section 4.3 Maintenance of Business and Property. Continue to conduct and operate its business substantially as conducted and operated during the present and preceding calendar year; at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and keep the same in good repair, working order and condition, and from time to time make, or cause to be made, all needful and proper repairs, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be conducted properly and advantageously at all times.

Section 4.4 Intentionally omitted.

Section 4.5 Insurance. Insure and keep insured in good and financially sound and responsible insurance companies reasonably satisfactory to the Lender, all insurable property owned by it which is of a character usually insured by companies similarly situated and operating like properties, against loss or damage from such hazards or risks, including fire, flood and windstorm as are insured by companies similarly situated and operating like properties, insure and keep insured employers’ and public liability risks in responsible insurance companies to the extent usually insured by companies similarly situated; and maintain such other insurance as may be required by law or as may reasonably be required in writing by the Lender.

Section 4.6 Payment of Indebtedness, Taxes, Etc.

4.6.1 Pay all of its indebtedness and obligations promptly and in accordance with the terms thereof and consistent with past practices; and

4.6.2 Pay and discharge or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its property or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided however, that the Borrower shall not be required to pay and discharge or to cause to be paid and discharged any tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect to any tax, assessment, charge, levy or claim, so contested.

Section 4.7 Compliance with Laws. Duly observe, conform and comply with all laws, decisions, judgments, rules, regulations and orders of all governmental authorities relative to the conduct of its business, its properties, and assets, except those being contested in good faith by appropriate proceedings diligently pursued; and maintain and keep in full force and effect all licenses and permits necessary to the proper conduct of its business.

Section 4.8 Notice of Default. Upon the occurrence of any Default or Event of Default, promptly furnish written notice thereof to the Lender.

Section 4.9 Inspection. At all times, each Borrower shall permit any representatives of Lender to visit and inspect any of the properties of such Borrower, to examine and copy all books of account, records, reports and other papers, and to discuss the affairs, finances and accounts with Borrower’s employees and independent accountants at all such reasonable times and as often as may be reasonably requested.

Section 4.10 Notice of Litigation and Other Proceedings. Give prompt notice in writing to the Lender of the commencement of (a) all material litigation which, if adversely determined, might adversely affect the business or financial condition of the Borrowers; (b) all other litigation involving a claim against the Borrower for $25,000 or more in excess of applicable insurance coverage; and (c) any citation, order, decree, ruling or decision issued by, or any denial of any application or petition to, or any proceeding before any governmental commission, bureau or other administrative agency public regulatory body against or affecting the Borrower, or any property of the Borrower or any lapse, suspension or other termination or modification of any certification, license, consent or other authorization of any agency or public regulatory body, or any refusal of any thereof to grant any application therefor, in connection with the operation of any business conducted by any of the Borrowers.

ARTICLE V - NEGATIVE COVENANTS

The Borrowers covenant and agrees that from the Effective Date and until payment in full of the principal of and interest on the Note, unless the Lender shall otherwise consent in writing, none of the Borrowers will not:

Section 5.1 Limitation of Liens. Except as permitted by the Loan Documents or as listed on Schedule 3.12, create, assure, incur or suffer to exist any Lien upon, or transfer or assignment of, any of its property or revenues or assets now owned or hereafter acquired to secure any Indebtedness of obligations, or enter into any arrangement for the acquisition of any property subject to conditional sale agreements or leases or other title retention agreements; excluding, however, from the operation of this covenant: (i) deposits or pledges to secure payment of worker’s compensation, unemployment insurance, old age pensions or other social security; (ii) deposits or pledges to secure performance of bids, tenders, contracts (other than contracts for the payment of money) or leases, public or statutory obligations, surety or appeal bonds or other deposits or pledges for purposes of like general nature in the ordinary course of business; (iii) Liens for property taxes not delinquent and Liens for taxes which in good faith are being contested or litigated; (iv) mechanics’, carriers’, workmen’s, repairmen’s or other like liens arising in the ordinary course of business securing obligations which are not overdue for a period of 60 days or more or which are in good faith being contested or litigated; (v) Liens securing the unpaid purchase price of equipment purchased by the Borrower in the ordinary course of its business and Liens existing upon assets acquired by the Borrower; (vi) any existing Liens reflected in the financial statements referred to in Section 3.3 hereof; and (vii) Permitted Liens.

Section 5.2 Limitation on Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except

5.2.1 The Note and any other Indebtedness of the Borrower to the Lender;

5.2.2 Indebtedness which is subordinated to the prior payment in full of the principal of, and interest on, the Note(s) on terms and conditions approved in writing by the Lender;

5.2.3 Indebtedness representing the unpaid purchase price of equipment purchased by the Borrower in the ordinary course of its business and Indebtedness existing upon assets acquired by the Borrower;

5.2.4 Existing Indebtedness reflected in the financial statements referred to in Section 3.3 hereof.

Section 5.3 Mergers, Consolidations and Acquisition of Assets. Wind up, liquidate, dissolve, merge or consolidate with any corporation or entity, or acquire all or substantially all of the assets of any corporation except that the Borrower may merge or consolidate with any Subsidiary provided that the Borrower is the surviving corporation.

Section 5.4 Sale, Lease, Etc. Sell, lease, assign, transfer or otherwise dispose of any of its assets or revenues (other than obsolete or worn-out personal property or personal property or real estate not used or useful in its business) whether now owned or hereafter acquired, other than in the ordinary course of business.

Section 5.5 Management and Ownership. Permit any material change in its ownership or management.

Section 5.6 Exclusive Dealing. Directly or indirectly, solicit or initiate the submission of any offer or proposal by, or participate in discussions or negotiations with, or provide any information to or otherwise cooperate with, any Person (other than Lender or a representative or designee of Lender) concerning any Third Party Transaction (as defined below). Each of the Borrowers agree that it will, as of the date hereof, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons with respect to a Third Party Transaction. “Third Party Transaction” shall mean (a) any acquisition of any controlling interest in, or all or a substantial portion of any of the Borrowers, (b) the possible disposition of any of the assets of any of the Borrowers, (c) the recapitalization or possible issuance of any capital stock or other equity interest of any of the Borrowers, or (d) any business combination involving any of the Borrowers, whether by way of merger, consolidation, share exchange or other transaction; provided, however, that the transactions contemplated by the Option and Preferred Stock Purchase Agreements to be entered into with the Lender shall not constitute a Third Party Transaction.

Section 5.7 General.

(i)	engage, directly or through other Persons, in any business other than the business now carried on;

(ii)	change its certificate of incorporation, bylaws or other charter documents except as contemplated hereby;

(iii)	declare or pay dividends or make any other distribution or redeem any of its equity securities; or

(iv)	enter into or modify a material related-party transaction.

ARTICLE VI - FUNDING OF THE LOAN

The determination of whether to fund the Loan is in the sole and absolute discretion of the Lender. The conditions listed below are precedent to the funding of the Loan by the Lender and shall be complied with in form and substance satisfactory to Lender and its counsel prior to the Lender’s obligation to advance any portion of the Loan; provided, however, that notwithstanding compliance with these conditions, the Lender is not obligated to fund any amounts hereunder:

Section 6.1 Advance. The advance of the Loan amount hereunder is subject to no adverse change in the condition, financial or otherwise of any of the Borrowers and no Default or Event of Default under this Agreement or any of the Loan Documents, and is subject to the following conditions precedent, each of which shall have been met or performed by the Borrowing Date:

6.1.1 No Default. (i) No Default or Event of Default shall have occurred and be continuing or will occur upon the making of the Loan on the Borrowing Date, and all representations and warranties made by the Borrowers herein or otherwise in writing in connection herewith shall be true and correct in all material respects with the same effect as though the representations and warranties had been made on and as of the Borrowing Date, and (ii) a certificate to this effect shall have been issued to the Lender on the Borrowing Date by Latin Node’s Chief Financial Officer; and

6.1.2 Use of Proceeds. The Loan proceeds shall have theretofore been applied in accordance with the Use of Proceeds as set forth in Section 2.3 hereof.

Section 6.2 Loan Documents. The appropriate parties shall have executed and delivered to Lender the Security Agreement and Pledge Agreement.

Section 6.3 Note. The Note shall have been duly executed and delivered to the Lender.

Section 6.4 Supporting Documents. The Borrowers shall have executed and delivered, or caused to be executed and delivered, to the Lender each of the certificates and the other Loan Documents and all additional opinions, documents and certificates that the Lender or its counsel may require, and all such opinions, certificates and documents specified in this Article 6 shall be reasonably satisfactory in form and substance to the Lender and its counsel.

Section 6.5 Expenses. Borrowers shall have paid all of Lender’s out-of-pocket fees and expenses incurred in connection with this Agreement, including attorneys fees. In addition, Borrowers shall have paid all applicable documentary stamp taxes, intangible taxes, recording fees and other closing costs.

Section 6.6 Pre-Funding Conditions and Requirements. Borrowers shall furnish to Lender each of the following items, satisfactory in form and content to Lender, at Borrower’s sole expense prior to any Loan disbursement:

6.6.1 Entity Authorizations.

6.6.2 All certificates of equity interests which are being pledged as collateral pursuant to the Pledge Agreement shall be in the possession of Lender.

6.6.3 Current financial statements from Borrowers.

6.6.4 UCC Searches reflecting no currently effective financing statements affecting the collateral for the Loan.

6.6.5 Original insurance policy or original Acord evidence thereof, as to public liability insurance, in amounts, in form, and upon a company satisfactory to Lender, and naming Lender as additional insured or loss payee thereunder.

6.6.6 There shall have been no material adverse change in the financial condition of Borrowers; nor any material adverse event or condition affecting Borrowers, or the validity, enforceability or priority of the Loan and lien instruments.

6.6.7 Borrower shall deliver to Lender the opinion of counsel for Borrowers, in form and content reasonably satisfactory to Lender’s counsel, stating, subject to customary and appropriate qualifications, assumptions and exceptions, that each of Borrowers, and any entity which is a member, partner or other constituent of either of them is a validly existing entity, that the

Loan Documents are duly authorized and executed, and are valid and enforceable in accordance with their terms, that each signing party has the authority to consummate execute the respective Loan Documents on behalf of Borrowers, and to encumber assets given as security for the Loan, and such other matters as Lender may require.

6.6.8 Compliance with all conditions, requirements, agreements, instruments, financial statements and opinions of counsel required herein must be satisfactory in form and content to Lender and its counsel.

6.6.9 The Loan shall be evidenced and secured by final, definitive documents (the “Loan Documents”) including a promissory note, a security agreement, and a pledge agreement executed by Borrower, assignments of contracts, financing statements and similar documents on Lender’s forms, all effectuating the Loan terms and conditions set forth herein and containing such other provisions as Lender shall require, including without limitation, all items required to create, perfect and protect Lender’s liens on the collateral for the Loan as contemplated hereby. The Loan Documents shall include provisions that the collateral may not be transferred or further encumbered without the Lender’s prior written consent, and that the Lender may collect a late charge equal to five percent of any sum which is not paid within ten days of the due date thereof.

6.6.10 Borrower shall provide such other documents as may be reasonably required by Lender’s counsel, including documents which verify and confirm Borrower’s representations, warranties and covenants to Lender.

ARTICLE VII - EVENTS OF DEFAULT

Section 7.1 Events of Default. If any one of the following “Events of Default” shall occur and shall not have been remedied:

7.1.1 Any representation or warranty made or deemed made by any Borrower herein or in any of the other Loan Documents, or in any certificate or report furnished by such Borrower at any time to the Lender, shall prove to have been incorrect, incomplete or misleading in any material respect on or as of the date made or deemed made; or

7.1.2 Any Borrower shall fail to pay, when due, any principal of or interest on the Note, or to pay when due any other sum payable under this Agreement; or

7.1.3 Any default by any Borrower under any Indebtedness or other obligation to the Lender or any of its Affiliates which is not cured within any grace periods provided thereunder.

7.1.4 Any Borrower shall default in any material respect in the performance of any agreement, covenant or obligation contained herein or in any of the other Loan Documents if the default continues for a period of 30 days after notice of default to the Borrower by the Lender; or

7.1.5 Final judgment for the payment of money in an amount in excess of $50,000 shall be rendered against any Borrower and the same shall remain undischarged for a period of 30 days, during which period execution shall not effectively be stayed, provided such Borrower, as applicable, will have the right to contest in good faith by appropriate proceedings and provided such Borrower shall have set aside on its books adequate reserves for payment of such money; or

7.1.6 Any Borrower’s default in the performance of its obligations with respect to any Indebtedness in excess of $50,000 or as lessor or as lessee under any lease of all or any material portion of its property, after the expiration of any applicable cure periods; or

7.1.7 Any Borrower shall cease to exist or to be qualified to do or transact business in the any jurisdiction in which such qualification is required for it to conduct its business, or shall be dissolved or terminated or shall be a party to a merger or consolidation, or shall sell all or substantially all of its assets; or

7.1.8 If, without the prior written consent of Lender, which consent shall be in Lender’s sole and absolute discretion, any equity interest in any Borrower is issued, sold, transferred, conveyed, assigned, mortgaged, pledged, or otherwise disposed of, whether voluntarily or by operation of law, and whether with or without consideration, or any agreement for any of the foregoing is entered into; or

7.1.9 Any Borrower shall (i) voluntarily terminate operations or apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of such Borrower, as the case may be, or of all or of a substantial part of the assets of such Borrower, as the case may be, (ii) admit in writing its inability, or be generally unable, to pay its debts as the debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vii) take any corporate action for the purpose of effecting any of the foregoing; or

7.1.10 Any Borrower shall fail to furnish to the Lender notice of default in accordance with Section 4.8 hereof, within 10 days after any such notice of default becomes known to the President or Chief Financial Officer of such Borrower, whether or not notification to such Borrower is furnished by the Lender; or

Section 7.2 THEREUPON, in the case of any such even, the Lender may, by written notice to the Borrowers, at its option: (A) immediately terminate the commitment of the Lender to advance funds hereunder, and/or (B) immediately declare the principal of, and interest accrued on, the Note immediately due and payable without presentment, demand, protest or notice, whereupon the same shall become immediately due and payable.

ARTICLE VIII - MISCELLANEOUS

Section 8.1 No Waiver, Remedies Cumulative. No failure on the part of the Lender to exercise and no delay in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

Section 8.2 Specific Performance. Each of the Borrowers acknowledge and agree that in the event of any breach of this Agreement, the Lender would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto (i) waive, in any action for specific performance, the defense of adequacy of a remedy at law and (ii) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement in any action instituted in any state or federal court sitting in Miami-Dade County, Florida.

Section 8.3 Survival of Representations. All representations and warranties made herein shall survive the making of the loans hereunder and the delivery of the Note, and shall continue in full force and effect so long as the Note is outstanding and unpaid and the commitment to make the Loan has not been terminated.

Section 8.4 Notices. Any notice or other communication hereunder to any party hereto shall be by hand delivery, facsimile, recognized overnight courier or registered or certified mail, return receipt requested, and shall be deemed to have been given or made when delivered to the party at its address or fax number specified next to its signature hereto (or at any other address that the party may hereafter specify to the other parties in writing).

Section 8.5 Construction. This Agreement and the Note shall be deemed a contract made under the law of the State of Florida and shall be governed by and construed in accordance with the law of said state and any suit, action or proceeding arising out of or relating to this Agreement may be commenced and maintained in any court of competent subject matter jurisdiction in Miami-Dade County, Florida, and any objection to such jurisdiction and venue is hereby expressly waived.

Section 8.6 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of each Borrower and the Lender, and their respective successors and assigns, provided, that no Borrower may assign any of its rights hereunder without the prior written consent of the Lender, which may be arbitrarily withheld, and any such assignment will be void.

Section 8.7 Limit on Interest. Anything herein or in the Note to the contrary notwithstanding, the obligations of the Borrowers under this Agreement and the Note to the Lender shall be subject to the limitation that payments of interest to the Lender shall not be required to the extent that receipt of any such payment by the Lender would be contrary to provisions of law applicable to the Lender (if any) which limit the maximum rate of interest which may be charged or collected by the Lender; provided however, that nothing herein shall be construed to limit the Lender to presently existing maximum rates of interest, if any increased interest rate is hereafter permitted by reason of applicable federal or state legislation.

Section 8.8 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to an original and all of which when taken together shall constitute but one and the same instrument.

Section 8.9 Headings. The headings are for convenience only and are not to affect the construction of or to be taken into account in interpreting the substance of this Agreement.

Section 8.10 Severability. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 8.11 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement with respect to the subject matter hereof and is intended as a complete and exclusive statement of the terms and conditions thereof, and this Agreement supersedes and replaces all prior negotiations and agreements between the parties hereto, or any of them, whether oral or written. Each of the parties hereto acknowledges that no other party, agent or attorney of any other party, has made any promise, representation or warranty whatsoever, expressed or implied, not contained herein concerning the subject matter hereof to induce the other party to execute this Agreement or any of the other documents referred to herein, and each party hereto acknowledges that it has not executed this Agreement or such other documents in reliance upon any such promise, representation or warranty not contained herein.

Section 8.12 Integration. This Agreement, together with the other documents and instruments executed herewith and contemplated by this Agreement, comprises the complete and integrated agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. The Borrower further releases and discharges Lender from and against any and all liability with respect to all prior agreements and preliminary commitments. The Loan Documents were drafted with the joint participation of Borrower and Lender, and their respective counsel, and shall be construed neither against nor in favor of any of them, but rather in accordance with the fair meaning thereof.

Section 8.13 Course of Dealing; Amendment; Supplemental Agreements. No course of dealing between the Lender and Borrower shall be effective to amend, modify or change any provision of this Agreement. This Agreement or any document executed in connection herewith, may not be amended, modified, or changed in any respect except by agreement in writing signed by the Lender and the Borrower.

Section 8.14 Indemnification. Each of the Borrowers hereby agree to hold the Lender and its officers, directors, employees and agents harmless from and against all claims, damages, liabilities and expenses, including attorney fees and disbursements of counsel, which may be incurred by or asserted against any of them in connection with or arising out of any investigation, litigation, or proceeding relating to the Loan, except that the Borrowers shall not be required to indemnify the Lender to the extent that such claims, damages, liabilities or expenses arise from the gross negligence or willful misconduct of Lender.

Section 8.15 Waiver of Jury Trial. BORROWERS AND LENDER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY DOCUMENT EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OR EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE LENDER ENTERING INTO THIS AGREEMENT AND MAKING ANY LOAN, ADVANCE OR OTHER EXTENSION OF CREDIT TO THE BORROWERS.

(Signatures on next page)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be effective on the date first written above.

“BORROWERS”

LATIN NODE, INC., a Florida corporation

By:	/s/ Jorge Granados
Its:	President
Address:	9800 NW 41 St., #200, Miami, FL 33178

LATIN NODE, LLC, a Florida limited liability company

By:	/s/ Jorge Granados
Its:	Manager
Address:	9800 NW 41 St., #200, Miami, FL 33178

LATINODE COMMUNICATIONS CORPORATION, a Florida corporation

By:	/s/ Jorge Granados
Its:	President
Address:	9800 NW 41 St., #200, Miami, FL 33178

NSITE SOFTWARE, LLC, a Florida limited liability company

By:	/s/ Jorge Granados
Its:	Manager
Address:	9800 NW 41 St., #200, Miami, FL 33178

TROPICAL STAR COMMUNICATIONS, INC., a Florida corporation

By:	/s/ Jorge Granados
Its:	President
Address:	9800 NW 41 St., #200, Miami, FL 33178

TS TELECOMMUNICATIONS, INC., a Florida corporation

By:	/s/ Jorge Granados
Its:	President
Address:	9800 NW 41 St., #200, Miami, FL 33178

TOTAL SOLUTIONS TELECOM, INC., a Florida corporation

By:	/s/ Jorge Granados
Its:	President
Address:	9800 NW 41 St., #200, Miami, FL 33178

CROSSFONE HONDURAS S.A., a Honduras corporation

By:	/s/ Jorge Granados
Its:	President
Address:	9800 NW 41 St., #200, Miami, FL 33178

LATIN NODE EUROPE, GMBH, a German corporation

By:	/s/ Victor Ias P. Rizza
Its:	Managing Director
Address:	9800 NW 41 St., #200, Miami, FL 33178

“LENDER”

ELANDIA, INC.

By:	/s/ Harley L. Rollins
Its:	Chief Financial Officer
Address:	1500 Cordova Road, #312, Ft. Lauderdale, FL 33316

Schedule 1.1.28

Permitted Liens

(A)	Almiron Finance Corporation Loan

Loan Agreement, dated June 9, 2006, between Retail Americas VoIP, LLC (“Borrower”) and Almiron Finance Corporation, a Venezuelan corporation (“Lender”)

Collateral:

Borrower has pledged to Lender 50% of the membership interests of Borrower and 50% of the outstanding common stock of Latin Node (the “Collateral”)

•	Collateral is held pursuant to an escrow agreement (described below)

•	Security and Pledge Agreement provide that, upon an event of default and without prior notice to Borrower, Lender may transfer to or register in its name any of the Collateral

•	Events of Default include a breach or default under the terms of the Security and Pledge Agreement, Loan Agreement or Promissory Note

(B)	Expocredit Corporation Loan

Loan Agreement, dated June 9, 2006, between Retail Americas VoIP, LLC, a Delaware limited liability company (“Borrower”) and Expocredit Corporation, a Florida corporation (“Lender”)

Collateral:

Borrower has pledged to Lender 50% of the membership interests of Borrower and 50% of the outstanding common stock of Latin Node (the “Collateral”)

•	Collateral is held pursuant to an escrow agreement (described below)

•	Security and Pledge Agreement provide that, upon an event of default and without prior notice to Borrower, Lender may transfer to or register in its name any of the Collateral

•	Events of Default include a breach or default under the terms of the Security and Pledge Agreement, Loan Agreement or Promissory Note

(C)	Factoring Agreement

Amended and Restated Factoring Agreement, dated June 8, 2006, between Latin Node and Expocredit Corporation

Collateral:

Expocredit has a blanket lien on all of the assets of Latin Node including all accounts receivable and all inventory.

D)	Capital Leases (see attachment)

E)	Deposits (see attachment)

Schedule 2.3

Use of Proceeds

Schedule 3.6

Litigation

1.	Latin Node Europe GmbH v. Regina Schaening
2.	Latin Node, Inc. v. CitiBank, N.A.; CitiBank, FSB; CitiCorp North America, Inc; Francisco Estupinan Heredia, as General Asignee of Empresa Nacional de Telecommunicaciones – Telecom in Liquidation; and Colombia Telecommunicaciones, S.A. E.S.P. (Case No. 03-8669)

Schedule 3.8

Adverse Restrictions or Defaults

(A)	Almiron Finance Corporation Loan

Loan Agreement, dated June 9, 2006, between Retail Americas VoIP, LLC (“Borrower”) and Almiron Finance Corporation, a Venezuelan corporation (“Lender”)

Collateral:

Borrower has pledged to Lender 50% of the membership interests of Borrower and 50% of the outstanding common stock of Latin Node (the “Collateral”)

•	Collateral is held pursuant to an escrow agreement (described below)

•	Security and Pledge Agreement provide that, upon an event of default and without prior notice to Borrower, Lender may transfer to or register in its name any of the Collateral

•	Events of Default include a breach or default under the terms of the Security and Pledge Agreement, Loan Agreement or Promissory Note

(B)	Expocredit Corporation Loan

Loan Agreement, dated June 9, 2006, between Retail Americas VoIP, LLC, a Delaware limited liability company (“Borrower”) and Expocredit Corporation, a Florida corporation (“Lender”)

Collateral:

Borrower has pledged to Lender 50% of the membership interests of Borrower and 50% of the outstanding common stock of Latin Node (the “Collateral”)

•	Collateral is held pursuant to an escrow agreement (described below)

•	Security and Pledge Agreement provide that, upon an event of default and without prior notice to Borrower, Lender may transfer to or register in its name any of the Collateral

•	Events of Default include a breach or default under the terms of the Security and Pledge Agreement, Loan Agreement or Promissory Note

Schedule 3.11

Authorizations

Possible required authorization from the Federal Communications Commission for transfer of control of Latin Node, Inc. (holder of 214 license), TS Telecommunications Inc. (holder of 214 license), and Total Solutions Telecom Inc. (pending 214 application) in the event of foreclosure by Lender.

Schedule 3.12

Existing Liens

(A)	Almiron Finance Corporation Loan

Loan Agreement, dated June 9, 2006, between Retail Americas VoIP, LLC (“Borrower”) and Almiron Finance Corporation, a Venezuelan corporation (“Lender”)

Collateral:

Borrower has pledged to Lender 50% of the membership interests of Borrower and 50% of the outstanding common stock of Latin Node (the “Collateral”)

•	Collateral is held pursuant to an escrow agreement (described below)

•	Security and Pledge Agreement provide that, upon an event of default and without prior notice to Borrower, Lender may transfer to or register in its name any of the Collateral

•	Events of Default include a breach or default under the terms of the Security and Pledge Agreement, Loan Agreement or Promissory Note

(B)	Expocredit Corporation Loan

Loan Agreement, dated June 9, 2006, between Retail Americas VoIP, LLC, a Delaware limited liability company (“Borrower”) and Expocredit Corporation, a Florida corporation (“Lender”)

Collateral:

Borrower has pledged to Lender 50% of the membership interests of Borrower and 50% of the outstanding common stock of Latin Node (the “Collateral”)

•	Collateral is held pursuant to an escrow agreement (described below)

•	Security and Pledge Agreement provide that, upon an event of default and without prior notice to Borrower, Lender may transfer to or register in its name any of the Collateral

•	Events of Default include a breach or default under the terms of the Security and Pledge Agreement, Loan Agreement or Promissory Note

(C)	Factoring Agreement

Amended and Restated Factoring Agreement, dated June 8, 2006, between Latin Node and Expocredit Corporation

Collateral:

Expocredit has a blanket lien on all of the assets of Latin Node including all accounts receivable and all inventory.

D)	Capital Leases (see attachment)

E)	Deposits (see attachment)